UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2008

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

11210 Equity Drive Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 849-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 23, 2008, the Company and certain of its subsidiaries entered into an amendment of its 2006 revolving credit facilities agreement, which provides for an increase in the borrowing capacity under the US revolving facility of $52.7 million. As a result, the total borrowing capacity under the 2006 revolving credit facilities increased from $85.0 million to $137.7 million, subject to certain borrowing base limitations.

A copy of the amendment to the 2006 revolving credit facilities agreement is attached to this report as Exhibit 10.1, and is incorporated into this item by reference.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on December 23, 2008 announcing execution of the amendment to the 2006 revolving credit facilities agreement. A copy of this press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	First Amendment to Loan Agreement dated December 23, 2008 among NATCO Group, Inc., as US Borrower, NATCO Canada, Ltd., as Canadian Borrower, Axsia Group Limited, as UK Borrower, Wells Fargo Bank, National Association, as US Agent, HSBC Bank Canada, as Canadian Agent, HSBC Bank PLK, as UK Agent and the lenders now or hereafter party thereto.

99.1	Press Release dated December 23, 2008, announcing execution of the amendment to the 2006 revolving credit facilities agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2008

NATCO Group Inc.

By:	/s/ John U. Clarke
John U. Clarke
Chairman & Chief Executive Officer